                                                                  Exhibit (j)(1)

[DECHERT LLP LETTERHEAD]

June 4, 2008

ING Equity Trust
7337 E Doubletree Ranch Road
Scottsdale, AZ 85258

Re: ING Equity Trust
    (File Nos. 333-56881 and 811-08817)

Dear Ladies and Gentlemen:

We hereby consent to all references to our firm in Post-Effective Amendment No. 92 to the Registration Statement of ING Equity Trust. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

Very truly yours,


/s/ Dechert LLP